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                                                                 Exhibit 3.13(a)

                            ARTICLES OF INCORPORATION

                                       OF

                  Avis Fleet Leasing and Management Corporation

      I, the undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE ONE

The name of the corporation is Avis Fleet Leasing and Management Corporation.

                                   ARTICLE TWO

The period of its duration is perpetual.

                                  ARTICLE THREE

The purpose or purposes for which the corporation is organized are:

      "To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act."

                                  ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is Two Million (2,000,000) of the par value of Zero Dollars and One Cent (0.01) each.

                                  ARTICLE FIVE

      The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).

                                   ARTICLE SIX

      The street address of its initial registered office is c/o C T CORPORATION SYSTEM, 350 N. St. Paul Street, Dallas, Texas 75201, and the name of its initial registered agent at such address is C T CORPORATION


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SYSTEM.

                                  ARTICLE SEVEN

      The number of directors of the corporation may be fixed by the by-laws.

      The number of directors constituting the initial board of directors is One
(1), and the name and address of each person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified are:

      NAME                    ADDRESS

      Karen Scalfani          c/o Avis Rent A Car, Inc., 900
                              Old Country Road, Garden City,
                              New York 11530

                                  ARTICLE EIGHT

The name and address of the incorporator is:

      NAME                    ADDRESS

      Justin T. Reed          1633 Broadway, New York, New York
                              10019

      IN WITNESS WHEREOF, I have hereunto set my hand this 5/19/99.


/s/ Justin T. Reed
-------------------------------
Justin T. Reed


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